UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

MEDTOX SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11394	95-3863205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 West County Road D, St. Paul, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has previously entered into employment agreements (the “Employment Agreements”) with the following executive officers: Richard J. Braun, James A. Schoonover, Kevin J. Wiersma, Susan E. Puskas, and B. Mitchell Owens. On December 22, 2008, the Compensation Committee of the Board of Directors authorized the amendment of the Employment Agreements (each, an “Amendment”) primarily to ensure that the form and timing of payments and allowable elections under the Employment Agreements comply with the requirements of Section 409A of the Internal Revenue Code, as amended (“Section 409A”). The Amendments are necessary to avoid the imposition on the affected executive officer of an excise tax on any payment that is subject to Section 409 A. Copies of each of the Amendments are attached as Exhibits 10.1 through 10.5 to this Form 8-K and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amendment to Employment Agreement, effective January 1, 2009, between the Company and Richard J. Braun.
10.2	Amendment to Employment Agreement, effective January 1, 2009, between the Company and James A. Schoonover.
10.3	Amendment to Employment Agreement, effective January 1, 2009, between the Company and Kevin J. Wiersma.
10.4	Amendment to Employment Agreement, effective January 1, 2009, between the Company and Susan E. Puskas.
10.5	Amendment to Employment Agreement, effective January 1, 2009, between the Company and B. Mitchell Owens.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTOX Scientific, Inc.

Date: December 22, 2008	By:	/s/ Richard J. Braun
Name: Richard J. Braun
Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment to Employment Agreement, effective January 1, 2009, between the Company and Richard J. Braun.
10.2	Amendment to Employment Agreement, effective January 1, 2009, between the Company and James A. Schoonover.
10.3	Amendment to Employment Agreement, effective January 1, 2009, between the Company and Kevin J. Wiersma.
10.4	Amendment to Employment Agreement, effective January 1, 2009, between the Company and Susan E. Puskas.
10.5	Amendment to Employment Agreement, effective January 1, 2009, between the Company and B. Mitchell Owens.